Exhibit 2.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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In re	:
	:	Chapter 11 Case No.
:
SILICON GRAPHICS, INC., et al.,	:	06-10977 (BRL)
:
Debtors.	:	(Jointly Administered)
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DEBTORS’ FIRST AMENDED JOINT PLAN OF

REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

WEIL, GOTSHAL & MANGES LLP

Attorneys for Debtors and

    Debtors In Possession

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Dated: June 30, 2006

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UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
In re	:
	:	Chapter 11 Case No.
:
SILICON GRAPHICS, INC., et al.,	:	06-10977 (BRL)
:
Debtors.	:	(Jointly Administered)
x

DEBTORS’ FIRST AMENDED JOINT PLAN OF

REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Silicon Graphics, Inc., Silicon Graphics Federal, Inc., Cray Research, L.L.C., Silicon Graphics Real Estate, Inc., Silicon Graphics World Trade Corporation, Silicon Studio, Inc., Cray Research America Latina Ltd., Cray Research Eastern Europe Ltd., Cray Research India Ltd., Cray Research International, Inc., Cray Financial Corporation, Cray Asia/Pacific, Inc., Paragraph International, Inc. and WTI Development, Inc. propose the following chapter 11 plan pursuant to section 1121(a) of the Bankruptcy Code:

ARTICLE I

DEFINITIONS AND INTERPRETATION

A. Definitions.

The following terms used herein shall have the respective meanings set forth below:

1.1 6.50% Indenture means that certain indenture dated December 24, 2003 between Silicon Graphics and U.S. Bank National Association, as indenture trustee, pursuant to which the Senior Secured Convertible Notes were issued, as amended from time to time.

1.2 11.75% Indenture means that certain indenture dated December 24, 2003 between Silicon Graphics and U.S. Bank National Association, as indenture trustee, pursuant to which the Senior Secured Notes were issued, as amended from time to time.

1.3 Administrative Expense Claim means any right to payment constituting a cost or expense of administration of the Reorganization Cases Allowed under sections 330, 503(b), 507(a)(2) and 507(b) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the

Debtors’ estates, (b) any actual and necessary costs and expenses of operating the Debtors’ businesses, (c) any indebtedness or obligations incurred or assumed by the Debtors in Possession during the Reorganization Cases and (d) any compensation for professional services rendered and reimbursement of expenses incurred. Any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code is excluded from the definition of Administrative Expense Claim and shall be paid in accordance with section 14.7 of the Plan.

1.4 Ad Hoc Committee means the ad hoc committee of certain holders of the Senior Secured Convertible Notes.

1.5 Affiliate has the meaning set forth in section 101(2) of the Bankruptcy Code.

1.6 Allowed means, with reference to any Claim against the Debtors, (a) any Claim against any Debtor that has been listed by such Debtor in its Schedules (as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009) as liquidated in amount and not disputed or contingent and for which no contrary proof of Claim has been filed or no timely objection to allowance or request for estimation has been interposed, (b) any timely filed proof of Claim as to which no objection has been or is interposed in accordance with section 7.1 of the Plan or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules or the Bankruptcy Court or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder of such Claim, (c) any Claim expressly allowed by a Final Order or under the Plan, (d) any Claim that is compromised, settled or otherwise resolved pursuant to the authority granted to the Reorganized Debtors pursuant to a Final Order of the Bankruptcy Court or under section 7.4 of the Plan; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims.” Unless otherwise specified in the Plan or by order of the Bankruptcy Court, “Allowed Administrative Expense Claim” or “Allowed Claim” shall not, for any purpose under the Plan, include interest on such Claim from and after the Commencement Date.

1.7 Backstop Commitment Agreement means those certain commitment agreements, each dated as of June     , 2006, executed by and between in each case the Debtors and each of the Backstop Purchasers in connection with the Rights Offering.

1.8 Backstop Fee means $1,000,000.

1.9 Backstop Purchasers means one or more funds managed by each of Quadrangle Debt Recovery Advisors LLC, Symphony Asset Management LLC and Watershed Asset Management, LLC.

1.10 Ballot means the form distributed to each holder of an impaired Claim or Old Equity Interest that is entitled to vote to accept or reject the Plan on which is to be indicated acceptance or rejection of the Plan.

1.11 Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Cases.

1.12 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York or any other court of the United States having jurisdiction over the Reorganization Cases.

1.13 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time.

1.14 Benefit Plans means all employee benefit plans, policies and programs sponsored by any of the Debtors, including, without limitation, all incentive and bonus arrangements, medical and health insurance, life insurance, dental insurance, disability benefits and coverage, leave of absence, savings plans, retirement pension plans and retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code).

1.15 Business Day means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

1.16 Cash means legal tender of the United States of America.

1.17 Charging Lien means any Lien or other priority in payment arising prior to the Effective Date to which the applicable Indenture Trustee is entitled, pursuant to each of the Indentures, against distributions to be made to holders of Claims with respect to the Senior Secured Convertible Notes, Senior Secured Notes and Cray Unsecured Debentures for payment of any Indenture Trustee Fees.

1.18 Claim has the meaning set forth in section 101(5) of the Bankruptcy Code.

1.19 Collateral means any property or interest in property of the estates of the Debtors subject to a Lien, charge or other encumbrance to secure the payment or performance of a Claim, which Lien, charge or other encumbrance is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

1.20 Commencement Date means May 8, 2006, the date on which the Debtors commenced their Reorganization Cases.

1.21 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

1.22 Confirmation Hearing means the hearing conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.23 Confirmation Order means the order or orders, in form and substance reasonably acceptable to the Ad Hoc Committee, after consultation with the Creditors’ Committee and Lampe Conway, of the Bankruptcy Court confirming the Plan.

1.24 Contingent Claim means any Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event, which event has not yet occurred, happened or been triggered as of the date on which such Claim is sought to be estimated or an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and the applicable Debtor now or hereafter exists or previously existed.

1.25 Cray Asia/Pacific Equity Interests means all shares of common or preferred stock or other instrument evidencing an ownership interest in Cray Asia/Pacific, Inc., whether or not transferable, and all options, warrants or rights, contractual or otherwise, to acquire any such interests.

1.26 Cray Financial Equity Interests means all shares of common or preferred stock or other instrument evidencing an ownership interest in Cray Financial Corporation, whether or not transferable, and all options, warrants or rights, contractual or otherwise, to acquire any such interests.

1.27 Cray Indenture means, together, that certain Indenture dated February 1, 1986 between Cray Research, Inc. and Manufacturers Hanover Trust Company and that certain First Supplemental Indenture dated June 30, 1996 between Silicon Graphics, Cray Research, Inc. and JP Morgan Chase, as trustee, pursuant to which the Convertible Subordinated Debentures were issued, each as amended from time to time.

1.28 Cray Indenture Trustee Fees means the Indenture Trustee Fees of the Indenture Trustee under the Cray Indenture.

1.29 Cray Research America Latina Equity Interests means all shares of common or preferred stock or other instrument evidencing an ownership interest in Cray Research America Latina Ltd., whether or not transferable, and all options, warrants or rights, contractual or otherwise, to acquire any such interests.

1.30 Cray Research Eastern Europe Equity Interests means all shares of common or preferred stock or other instrument evidencing an ownership interest in Cray Research Eastern Europe Ltd., whether or not transferable, and all options, warrants or rights, contractual or otherwise, to acquire any such interests.

1.31 Cray Research India Equity Interests means all shares of common or preferred stock or other instrument evidencing an ownership interest in Cray Research India Ltd., whether or not transferable, and all options, warrants or rights, contractual or otherwise, to acquire any such interests.

1.32 Cray Research International Equity Interests means all shares of common or preferred stock or other instrument evidencing an ownership interest in Cray Research International, Inc., whether or not transferable, and all options, warrants or rights, contractual or otherwise, to acquire any such interests.

1.33 Cray Research LLC Equity Interests means all shares of common or preferred stock or other instrument evidencing an ownership interest in Cray Research, L.L.C., whether or not transferable, and all options, warrants or rights, contractual or otherwise, to acquire any such interests.

1.34 Cray Unsecured Debentures means those certain Convertible Subordinated Debentures issued pursuant to the Cray Indenture.

1.35 Cray Unsecured Debenture Claim means any Claim arising under the Cray Indenture.

1.36 Cray Unsecured Debenture Rights Offering Record Date means July 7, 2006.

1.37 Creditors’ Committee means the committee of unsecured creditors appointed in the Reorganization Cases pursuant to section 1102(a) of the Bankruptcy Code.

1.38 Customer Support Agreements means, collectively, any and all agreements to provide customer support, maintenance, warranty service or similar support to the Debtors’ end-user customers, as set forth in the Plan Supplement and filed under seal.

1.39 Debtors means Silicon Graphics, Inc., Silicon Graphics Federal, Inc., Cray Research, L.L.C., Silicon Graphics Real Estate, Inc., Silicon Graphics World Trade Corporation, Silicon Studio, Inc., Cray Research America Latina Ltd., Cray Research Eastern Europe Ltd., Cray Research India Ltd., Cray Research International, Inc., Cray Financial Corporation, Cray Asia/Pacific, Inc., Paragraph International, Inc. and WTI Development, Inc.

1.40 Debtors in Possession means the Debtors in their capacity as debtors in possession in the Reorganization Cases under sections 1107(a) and 1108 of the Bankruptcy Code.

1.41 DIP Lenders means the lenders party to the Postpetition Financing Agreement.

1.42 Disbursing Agent means any entity in its capacity as a disbursing agent under sections 6.5 and 6.6 of the Plan.

1.43 Disclosure Statement means that certain disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as the same may be amended, supplemented or otherwise modified from time to time, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

1.44 Disclosure Statement Order means the order of the Bankruptcy Court dated                  , 2006 approving, among other things, the Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan.

1.45 Disputed means, with reference to any Administrative Expense Claim or Claim, any such Administrative Expense Claim or Claim (a) to the extent neither Allowed nor disallowed under the Plan or a Final Order nor deemed Allowed under section 502, 503 or 1111 of the Bankruptcy Code, (b) which has been or hereafter is listed by a Debtor on its Schedules as unliquidated, disputed or contingent and which has not been resolved by written agreement of the parties or a Final Order or (c) as to which the Debtors or any other party in interest has interposed a timely objection and/or request for estimation in accordance with the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order. Prior to the earlier of the time an objection has been timely filed and the expiration of the time within which to object to such Claim set forth herein or otherwise established by order of the Bankruptcy Court, a Claim shall be considered a Disputed Claim to the extent that the amount of the Claim specified in a proof of Claim exceeds the amount of the Claim scheduled by the Debtor as not disputed, contingent or unliquidated.

1.46 Distribution Date means (a) the Initial Distribution Date, (b) the first Business Day after the end of the months of March, June, September and December, commencing with the first such date to occur more than ninety (90) days after the Effective Date and until the second anniversary of the Effective Date, (c) after the second anniversary of the Effective Date, the first Business Day after the end of the month of December and (d) the Final Distribution Date; provided, however, that (i) a Distribution Date (other than the Initial Distribution Date and the Final Distribution Date) shall not occur if the aggregate amount of Cash to be distributed on any Distribution Date is less than $50,000, in which case the amount to be distributed shall be retained and added to the amount to be distributed on the next Distribution Date, and, subject to section 6.3 of the Plan, (ii) any General Unsecured Silicon Graphics Claim that becomes Allowed less than twenty (20) Business Days prior to a Distribution Date shall be treated as a Disputed Claim for the purposes of the distribution occurring on such Distribution Date and shall not receive a distribution until the Distribution Date immediately succeeding such Distribution Date.

1.47 Distribution Pro Rata Share means, as of any Distribution Date, the ratio (expressed as a percentage) of the amount of an Allowed General

Unsecured Silicon Graphics Claim to the aggregate amount of all Allowed General Unsecured Silicon Graphics Claims at such date plus the Disputed Claim amount of all remaining Disputed General Unsecured Silicon Graphics Claims.

1.48 Distribution Record Date means the date that is three (3) Business Days from and after the Confirmation Date.

1.49 Effective Date means a Business Day selected by the Debtors on or after the Confirmation Date, on which (a) no stay of the Confirmation Order is in effect and (b) the conditions precedent to the effectiveness of the Plan specified in section 11.1 of the Plan shall have been satisfied or waived as provided in section 11.2.

1.50 Exit Facility means financing obtained by the Debtors on terms and conditions reasonably acceptable to the Ad Hoc Committee in connection with the occurrence of the Effective Date and emergence from chapter 11.

1.51 Final Distribution Date means a date on or after the Initial Distribution Date and after (a) the deadline for the Debtors or the Reorganized Debtors to interpose objections to all General Unsecured Silicon Graphics Claims has passed, (b) all such objections have been resolved by signed agreement with the Debtors or Reorganized Debtors and/or Final Order, as may be applicable, and (c) all General Unsecured Silicon Graphics Claims that are Contingent Claims or Unliquidated Claims have been liquidated but, in any event, the Final Distribution Date shall be no later than thirty (30) days thereafter, or such later date as the Bankruptcy Court may establish, upon request by the Reorganized Debtors, for cause shown.

1.52 Final Insurance Order means the Final Order Pursuant to Sections 105(a), 362(d), 363(b) and 503(b) of the Bankruptcy Code and Rules 4001(d) and 6004(a) of the Federal Rules of Bankruptcy Procedure (i) Authorizing Debtors to (a) Continue Their Workers’ Compensation Program and Their Liability, Product, Property, and Other Insurance Programs and (b) Pay All Obligations in Respect Thereof and (ii) Authorizing Financial Institutions to Honor and Process Checks and Transfers Related to Such Obligations dated May 31, 2006.

1.53 Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court and has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, (i) such order or judgment shall have been affirmed by the highest court to which such order was appealed, certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order and (ii) the time to take any further appeal, petition for certiorari, or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules, may be filed relating to such order shall not prevent such order from being a Final Order.

1.54 General Unsecured Claim means any Claim against the Debtors other than an Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Secured Tax Claim, Other Secured Claim, Prepetition Credit Agreement Claim, Secured Note Claim, Secured Note Deficiency Claim, Cray Unsecured Debenture Claim, Subordinated Securities Claim or Intercompany Claim.

1.55 General Unsecured Cray Asia/Pacific Claim means any General Unsecured Claim against Cray Asia/Pacific, Inc.

1.56 General Unsecured Cray Financial Claim means any General Unsecured Claim against Cray Financial Corporation.

1.57 General Unsecured Cray Research America Latina Claim means any General Unsecured Claim against Cray Research America Latina Ltd.

1.58 General Unsecured Cray Research Eastern Europe Claim means any General Unsecured Claim against Cray Research Eastern Europe Ltd.

1.59 General Unsecured Cray Research India Claim means any General Unsecured Claim against Cray Research India Ltd.

1.60 General Unsecured Cray Research International Claim means any General Unsecured Claim against Cray Research International, Inc.

1.61 General Unsecured Cray Research LLC Claim means any General Unsecured Claim against Cray Research, L.L.C.

1.62 General Unsecured Paragraph Claim means any General Unsecured Claim against Paragraph International, Inc.

1.63 General Unsecured SGI Federal Claim means any General Unsecured Claim against SGI Federal.

1.64 General Unsecured SGI Real Estate Claim means any General Unsecured Claim against Silicon Graphics Real Estate, Inc.

1.65 General Unsecured SGI World Trade Claim means any General Unsecured Claim against SGI World Trade.

1.66 General Unsecured Silicon Graphics Claim means any General Unsecured Claim against Silicon Graphics.

1.67 General Unsecured Silicon Studio Claim means any General Unsecured Claim against Silicon Studio, Inc.

1.68 General Unsecured WTI Claim means any General Unsecured Claim against WTI Development, Inc.

1.69 Global Settlement means the settlement and compromises by and among the Debtors, the Creditors’ Committee, the lenders under the Postpetition Financing Agreement, certain holders of Senior Secured Convertible Notes and Lampe Conway, contained in that certain Global Settlement Agreement dated June 23, 2006, the Plan Term Sheet annexed thereto, and that certain Restructuring Agreement between Silicon Graphics and certain holders of Senior Secured Convertible Notes dated May 7, 2006, as amended from time to time.

1.70 Indentures means, collectively, the 6.50% Indenture, 11.75% Indenture and Cray Indenture.

1.71 Indenture Trustee means, individually and collectively, U.S. Bank National Association and JP Morgan Chase and/or their successor(s), in either case in its or their capacity as the indenture trustee for the Senior Secured Convertible Notes, Senior Secured Notes and Cray Unsecured Debentures.

1.72 Indenture Trustee Fees means the reasonable and customary fees and expenses of the Indenture Trustee as provided by the 6.50% Indenture, 11.75% Indenture and Cray Indenture, including, without limitation, reasonable attorneys’ fees and disbursements incurred by the Indenture Trustee, whether prior to or after the Effective Date.

1.73 Initial Distribution Date means a date after the Effective Date that is selected by the Reorganized Debtors in their sole discretion but, in any event, is within fifteen (15) days after the Effective Date, or such later date as the Bankruptcy Court may establish upon request by Reorganized Debtors, for cause shown; provided, however, that in no event shall the Initial Distribution Date be more than forty-five (45) days after the Effective Date.

1.74 Intercompany Claim means any Claim against any Debtor or Non-Debtor Subsidiary held by another Debtor or Non-Debtor Subsidiary.

1.75 Lampe Conway means Lampe Conway & Co., LLC.

1.76 Lampe Conway Rights Offering Common Stock Purchase Agreement means that certain Rights Offering Common Stock Purchase Agreement dated                  , 2006 between the Debtors and Lampe Conway in form and substance satisfactory to Lampe Conway.

1.77 Lampe Conway Rights Offering Option means the option of Lampe Conway granted by the Backstop Purchasers to purchase shares of New Common Stock not otherwise purchased by holders of Allowed Cray Unsecured Debenture Claims pursuant to the Rights Offering, as set forth in section 9.6 of the Plan.

1.78 Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.79 Liquidating Trust means the liquidating trust established under section 5.11 of the Plan.

1.80 Liquidating Trust Agreement means the agreement between the Debtors and the Trustee, which shall be in form and substance reasonably satisfactory to the Ad Hoc Committee, governing the Liquidating Trust, dated as of the Effective Date, substantially in the form set forth in the Plan Supplement.

1.81 Liquidating Trust Assets means any and all claims or causes of actions, including price fixing claims, of the Debtors arising out of the purchase of dynamic random access memory between April 1999 and June 2002 and $250,000 in Cash (which is the amount estimated to be reasonably necessary to prosecute and liquidate the foregoing) and the earnings or proceeds therefrom.

1.82 Local Bankruptcy Rules means the Local Bankruptcy Rules for the Southern District of New York, as amended from time to time.

1.83 Management Incentive Plan means the management equity and bonus incentive plan, which shall be substantially in the form set forth in the Plan Supplement and shall contain terms and conditions that shall be determined by the New Board.

1.84 New Board means each board of directors appointed pursuant to section 10.3 of the Plan.

1.85 New Common Stock means the shares of common stock of Reorganized Silicon Graphics authorized to be issued pursuant to section 5.7 of the Plan.

1.86 New Management Agreements means the employment agreements, in form and substance reasonably acceptable to the Ad Hoc Committee and substantially in the forms set forth in the Plan Supplement, to be executed on the Effective Date by Reorganized Silicon Graphics and the counterparties identified therein.

1.87 New Organizational Documents means each certificate of incorporation, certificate of formation, limited liability company agreement, bylaws, and other organizational document for each of the Reorganized Debtors, in form and substance reasonably acceptable to the Ad Hoc Committee and substantially in the forms set forth in the Plan Supplement.

1.88 Non-Debtor Subsidiary means any direct or indirect Subsidiary of Silicon Graphics that is not a Debtor.

1.89 Old Equity Interests means all shares of common or preferred stock or other instrument evidencing an ownership interest in Silicon Graphics, whether or not transferable, and all options, warrants or rights, contractual or otherwise, to acquire any such interests; provided, however, that Old Equity Interests shall not include the Senior Secured Convertible Notes and the Cray Unsecured Debentures.

1.90 Other Priority Claim means a Claim entitled to priority in payment as specified in section 507(a)(4), (5), (6) or (7) of the Bankruptcy Code.

1.91 Other Secured Claim means a Secured Claim other than a Secured Tax Claim, Prepetition Credit Agreement Claim or Secured Note Claim.

1.92 Overallotment Shares means 1,125,000 shares of New Common Stock that the Backstop Purchasers shall receive Subscription Rights to purchase under the Backstop Commitment Agreement.

1.93 Paragraph Equity Interests means all shares of common or preferred stock or other instrument evidencing an ownership interest in Paragraph International, Inc., whether or not transferable, and all options, warrants or rights, contractual or otherwise, to acquire any such interests.

1.94 Person means an individual, partnership, corporation, limited liability company, cooperative, trust, unincorporated organization, association, joint venture, government or agency or political subdivision thereof or any other form of legal entity.

1.95 Plan means this Joint Plan of Reorganization, including, without limitation, the exhibits and schedules hereto or contained in the Plan Supplement, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.96 Plan Supplement means the supplement to the Plan containing certain documents relevant to the implementation of the Plan, which shall be in form and substance reasonably acceptable to the Ad Hoc Committee, following consultation with the Creditors’ Committee and Lampe Conway, and shall include, but is not limited to, the lists of the initial members of the New Boards of the Reorganized Debtors, the schedules of executory contracts and unexpired leases to be assumed pursuant to the Plan, and forms of the New Common Stock, Subscription Rights, Registration Rights Agreement, New Organizational Documents, New Management Agreements and Management Incentive Plan.

1.97 Postpetition Financing Agreement means the $130,000,000 Post-Petition Loan and Security Agreement by and among Silicon Graphics, SGI Federal and SGI World Trade, as borrowers, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and Wells Fargo Foothill, Inc., as collateral agent, as entered into pursuant to the Postpetition Financing Order and as modified or amended from time to time during the Reorganization Cases.

1.98 Postpetition Financing Obligation means any obligation of the Debtors arising under the Postpetition Financing Agreement and the Postpetition Financing Order.

1.99 Postpetition Financing Order means the Final Order (i) Approving Debtors’ Motion for Order Authorizing Debtors to Incur Post-Petition Secured Indebtedness Pursuant to $130,000,000 Post-Petition Loan and Security Agreement; (ii) Granting Security Interests and Superpriority Claims Pursuant to Sections 105(a), 364(c) and (d) of the Bankruptcy Code; (iii) Authorizing Debtors to Repay Amounts Owed Under the Pre-petition Senior Secured Credit Facility; (iv) Granting Adequate Protection to Noteholders Under Pre-petition Senior Secured Indentures; and (v) Authorizing the Debtors to use Cash Collateral dated June 26, 2006.

1.100 Prepetition Agent means Wells Fargo Foothill, Inc., or any successor thereto, as administrative agent under the Prepetition Credit Agreement.

1.101 Prepetition Credit Agreement means that certain Third Amended and Restated Credit Agreement, dated as of October 24, 2005, as amended pursuant to that certain Amendment Number One to Third Amended and Restated Credit Agreement, dated as of November 18, 2005, among Silicon Graphics, SGI Federal and SGI World Trade, as borrowers, and Wells Fargo Foothill, Inc. and Ableco Finance, LLC, as lenders, as the same may have been further amended or modified from time to time prior to the Commencement Date.

1.102 Prepetition Credit Agreement Claim means any Claim arising under the Prepetition Credit Agreement.

1.103 Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.104 Ratable Proportion means, with reference to any distribution on account of any Allowed Claim in any class, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of Allowed Claims in such class.

1.105 Registration Rights Agreement means the registration rights agreement, in form and substance reasonably acceptable to the Ad Hoc Committee and substantially in the form set forth in the Plan Supplement, to be entered into on the Effective Date by and among Silicon Graphics and each holder of at least 7.5% of the New Common Stock as of the Effective Date.

1.106 Reorganization Cases means the jointly administered cases commenced by the Debtors under chapter 11 of the Bankruptcy Code.

1.107 Reorganized Debtors means the Debtors on and after the Effective Date.

1.108 Reorganized Silicon Graphics means Silicon Graphics, on and after the Effective Date.

1.109 Rights Offering means the offering of the Subscription Rights to the holders of Allowed Secured Note Claims and Allowed Cray Unsecured Debenture Claims, as described in Article IX of the Plan.

1.110 Rights Offering Agent means the Disbursing Agent with respect to the Rights Offering, as described in Article IX of the Plan.

1.111 Rights Offering Trust Account means the trust account or similarly segregated account or accounts maintained by the Rights Offering Agent in accordance with Article IX of the Plan, which shall be separate and apart from the Rights Offering Agent’s general operating funds and/or any other funds subject to any Lien or any cash collateral arrangements.

1.112 Schedules means, collectively, the schedules of assets and liabilities, schedules of current income and expenditures, schedules of executory contracts and unexpired leases and statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms in the Reorganization Cases, as may have been amended or supplemented through the Confirmation Date pursuant to Bankruptcy Rule 1007.

1.113 Secured Claim means any Claim that is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff.

1.114 Secured Tax Claim means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code (determined irrespective of any time limitations therein and including any related Secured Claim for penalties).

1.115 Secured Note Claim means any Secured Claim arising under the 6.50% Indenture or the 11.75% Indenture.

1.116 Secured Note Deficiency Claim means any Claim arising under the 6.50% Indenture or the 11.75% Indenture, to the extent that the interest of the holder of such Claim in the Collateral securing the Claim is less than the amount of such Claim.

1.117 Secured Note Rights Offering Record Date means the Voting Record Date.

1.118 Senior Secured Convertible Notes means those certain Senior Secured Convertible Notes issued pursuant to the 6.50% Indenture.

1.119 Senior Secured Notes means those certain Senior Secured Notes issued pursuant to the 11.75% Indenture.

1.120 SGI Federal means Silicon Graphics Federal, Inc.

1.121 SGI Federal Equity Interests means all shares of common or preferred stock or other instrument evidencing an ownership interest in SGI Federal, whether or not transferable, and all options, warrants or rights, contractual or otherwise, to acquire any such interests.

1.122 SGI Real Estate Equity Interests means all shares of common or preferred stock or other instrument evidencing an ownership interest in Silicon Graphics Real Estate, Inc., whether or not transferable, and all options, warrants or rights, contractual or otherwise, to acquire any such interests.

1.123 SGI World Trade means Silicon Graphics World Trade Corporation.

1.124 SGI World Trade Equity Interests means all shares of common or preferred stock or other instrument evidencing an ownership interest in SGI World Trade, whether or not transferable, and all options, warrants or rights, contractual or otherwise, to acquire any such interests.

1.125 Silicon Graphics means Silicon Graphics, Inc.

1.126 Silicon Studio Equity Interests means all shares of common or preferred stock or other instrument evidencing an ownership interest in Silicon Studio, Inc., whether or not transferable, and all options, warrants or rights, contractual or otherwise, to acquire any such interests.

1.127 Subordinated Securities Claim means any Claim against any of the Debtors, whether or not the subject of an existing lawsuit, (a) arising from rescission of a purchase or sale of shares of any other securities, if any, of any of the Debtors or an Affiliate of the Debtors, (b) for damages arising from the purchase or sale of any security, (c) for violations of the securities laws, misrepresentations or any similar Claims, including, to the extent related to the foregoing or otherwise subject to subordination under section 510(b) of the Bankruptcy Code, but not limited to, any attorneys’ fees, other charges or costs incurred on account of the foregoing claims or (d) except as otherwise provided for in the Plan, for reimbursement, contribution or indemnification allowed under section 502 of the Bankruptcy Code on account of any such Claim, including Claims based upon allegations that the Debtors made false and misleading statements and engaged in other deceptive acts in connection with the sale of securities.

1.128 Subscription Expiration Date means the deadline for voting on the Plan, as specified in the Subscription Form but subject to the Debtors’ right to extend such date with the prior consent of the Backstop Purchasers (which consent shall not be unreasonably withheld), which shall be the final date by which a holder of an Allowed Secured Note Claim or Allowed Cray Unsecured Debenture Claim, as of the applicable record date, may elect to subscribe to the Rights Offering.

1.129 Subscription Form means the form to be used by a holder of Subscription Rights to exercise such Subscription Rights.

1.130 Subscription Purchase Price means $6.67 per share.

1.131 Subscription Right means the right to subscribe for one share of New Common Stock at the Subscription Purchase Price on the terms and subject to the conditions set forth in Article IX of the Plan.

1.132 Tax Code means the Internal Revenue Code of 1986, as amended.

1.133 Trust Advisory Board means the trust advisory board provided for in the Liquidating Trust Agreement, which shall have an oversight function with respect to the Liquidating Trust.

1.134 Trustee means a trustee or co-trustees, as the case may be, governing the Liquidating Trust.

1.135 U.S. Trustee means the United States Trustee appointed under section 581 of title 28 of the United States Code to serve in the Southern District of New York.

1.136 Unliquidated Claim means any Claim, the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law or otherwise, as of the date on which such Claim is asserted or sought to be estimated.

1.137 Voting Record Date means, as applicable, July 7, 2006 for holders of Cray Unsecured Debenture Claims and July 27, 2006 for all other creditors entitled to vote on the Plan.

1.138 WTI Equity Interests means all shares of common or preferred stock or other instrument evidencing an ownership interest in WTI Development, Inc., whether or not transferable, and all options, warrants or rights, contractual or otherwise, to acquire any such interests.

B. Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective section in, article of or schedule or exhibit to the Plan or the Plan Supplement, as the same may be amended, waived or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. A term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

C. Relief Sought by Filing the Plan.

The filing of the Plan constitutes, among other things, a motion by the Debtors pursuant to Bankruptcy Rule 9019 to approve the settlement and compromise set forth in section 5.1 of the Plan.

ARTICLE II

PROVISIONS FOR PAYMENT OF ADMINISTRATIVE

EXPENSES AND PRIORITY TAX CLAIMS

2.1 Administrative Expense Claims.

Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors shall be paid in full and performed by the Debtors or Reorganized Debtors, as the case may be, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions. The reasonable, documented and unpaid fees and expenses of Goodwin Procter LLP and Houlihan Lokey Howard & Zukin, as advisors to the Ad Hoc Committee, and of Milbank, Tweed, Hadley & McCloy LLP, as advisors to Lampe Conway and subject to the limitations set forth in the Global Settlement, shall be Allowed Administrative Expense Claims and shall be paid without the need for the filing of a proof of Claim and without the need for further Bankruptcy Court approval.

2.2 Postpetition Financing Agreement.

On the Effective Date, all Allowed Postpetition Financing Obligation Claims shall be paid in full in Cash. To the extent any letters of credit issued pursuant to the Postpetition Financing Agreement are outstanding on the Effective Date, such letters of credit will be cancelled and replaced with new letters of credit to be issued pursuant to the Exit Facility or 100% cash collateralized. Upon payment and satisfaction in full of all Allowed Postpetition Financing Obligation Claims, all liens and security interests granted to secure such obligations, whether in the Reorganization Cases or otherwise, shall be terminated and of no further force or effect.

2.3 Professional Compensation and Reimbursement Claims.

All entities seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file, on or before the date that is ninety (90) days after the Effective Date their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order relating to or Allowing any such Administrative Expense Claim. The Reorganized Debtors are authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Confirmation Date in the ordinary course and without the need for Bankruptcy Court approval.

2.4 Indenture Trustee Fees.

All Indenture Trustee Fees shall be paid in Cash on the Effective Date by the Reorganized Debtors as Administrative Expense Claims, without the need for application to, or approval of, the Bankruptcy Court; provided, however, that, in accordance with section 4.7 of the Plan, the Debtors or Reorganized Debtors shall not be obligated to pay and shall have no liability for the Cray Indenture Trustee Fees in excess of the $1.2 million distribution provided to all holders of Allowed Cray Unsecured Debenture Claims pursuant to the Plan. Each Indenture Trustee’s Charging Lien will be discharged solely upon payment in full of such Indenture Trustee Fees as set forth herein and in section 4.7 of the Plan. Nothing herein shall be deemed to impair, waive or discharge the Charging Lien for any fees and expenses not paid by the Reorganized Debtors.

To the extent that any Indenture Trustee provides services related to distributions pursuant to the Plan (including, but not limited to, the services referenced in section 6.8(c) of the Plan), such Indenture Trustee will receive from the Reorganized Debtors, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable expenses, including, but not limited to, reasonable attorneys’ fees and expenses, incurred in connection with such services. These payments will be made on terms agreed to among the Indenture Trustee and the Reorganized Debtors.

2.5 Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Debtors or the Reorganized Debtors, (a) on the Effective Date, Cash in an amount equal to such Allowed Priority Tax Claim or (b) commencing on the Effective Date and continuing over a period not exceeding five (5) years from and after the Commencement Date, equal semi-annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at the applicable rate under non-bankruptcy law, subject to the sole option of the

Debtors or Reorganized Debtors to prepay the entire amount of the Allowed Priority Tax Claim. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

ARTICLE III

CLASSIFICATION OF CLAIMS AND

EQUITY INTERESTS, IMPAIRMENT AND VOTING

The following table designates the classes of Claims against and equity interests in the Debtors and specifies which of those classes are impaired or unimpaired by the Plan and entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code or deemed to reject the Plan.

Class	Designation	Impairment	Entitled to Vote
Class 1	Other Priority Claims	Unimpaired	No (deemed to accept)

Class 2	Secured Tax Claims	Unimpaired	No (deemed to accept)

Class 3	Other Secured Claims	Unimpaired	No (deemed to accept)

Class 4	Prepetition Credit Agreement Claims	Unimpaired	No (deemed to accept)

Class 5	Secured Note Claims	Impaired	Yes

Class 6	General Unsecured Silicon Graphics Claims	Impaired	Yes

Class 7	Cray Unsecured Debenture Claims	Impaired	Yes

Class 8	Subordinated Securities Claims	Impaired	No (deemed to reject)

Class 9	Old Equity Interests	Impaired	No (deemed to reject)

Class 10	General Unsecured SGI Federal Claims	Unimpaired	No (deemed to accept)

Class 11	SGI Federal Equity Interests	Unimpaired	No (deemed to accept)

Class 12	General Unsecured SGI World Trade Claims	Unimpaired	No (deemed to accept)

Class 13	SGI World Trade Equity Interests	Unimpaired	No (deemed to accept)

Class 14	General Unsecured Cray Research LLC Claims	Unimpaired	No (deemed to accept)

Class 15	Cray Research LLC Equity Interests	Unimpaired	No (deemed to accept)

Class 16	General Unsecured SGI Real Estate Claims	Unimpaired	No (deemed to accept)

Class 17	SGI Real Estate Equity Interests	Unimpaired	No (deemed to accept)

Class 18	General Unsecured Silicon Studio Claims	Unimpaired	No (deemed to accept)

Class 19	Silicon Studio Equity Interests	Unimpaired	No (deemed to accept)

Class 20	General Unsecured Cray Research America Latina Claims	Unimpaired	No (deemed to accept)

Class 21	Cray Research America Latina Equity Interests	Unimpaired	No (deemed to accept)

Class 22	General Unsecured Cray Research Eastern Europe Claims	Unimpaired	No (deemed to accept)

Class 23	Cray Research Eastern Europe Equity Interests	Unimpaired	No (deemed to accept)

Class 24	General Unsecured Cray Research India Claims	Unimpaired	No (deemed to accept)

Class 25	Cray Research India Equity Interests	Unimpaired	No (deemed to accept)

Class 26	General Unsecured Cray Research International Claims	Unimpaired	No (deemed to accept)

Class 27	Cray Research International Equity Interests	Unimpaired	No (deemed to accept)

Class 28	General Unsecured Cray Financial Claims	Unimpaired	No (deemed to accept)

Class 29	Cray Financial Equity Interests	Unimpaired	No (deemed to accept)

Class 30	General Unsecured Cray Asia/Pacific Claims	Unimpaired	No (deemed to accept)

Class 31	Cray Asia/Pacific Equity Interests	Unimpaired	No (deemed to accept)

Class 32	General Unsecured Paragraph Claims	Unimpaired	No (deemed to accept)

Class 33	Paragraph Equity Interests	Unimpaired	No (deemed to accept)

Class 34	General Unsecured WTI Claims	Unimpaired	No (deemed to accept)

Class 35	WTI Equity Interests	Unimpaired	No (deemed to accept)

ARTICLE IV

PROVISIONS FOR TREATMENT OF CLAIMS AND EQUITY INTERESTS

4.1 Other Priority Claims (Class 1).

(a) Impairment and Voting. Class 1 is unimpaired by the Plan. Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that a holder of an Allowed Other Priority Claim agrees to a different treatment, each holder of an Allowed Other Priority Claim shall receive Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date and the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

4.2 Secured Tax Claims (Class 2).

(a) Impairment and Voting. Class 2 is unimpaired by the Plan. Each holder of an Allowed Secured Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that a holder of an Allowed Secured Tax Claim agrees to a different treatment, each holder of an Allowed Secured Tax Claim shall receive, at the sole option of the Debtors or the Reorganized Debtors, (i) Cash in an amount equal to such Allowed Secured Tax Claim or (ii) commencing on the Effective Date and continuing over a period not exceeding five (5) years from and after the Commencement Date, equal semi-annual Cash payments in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest at the applicable rate under non-bankruptcy law, subject to the sole option of the Debtors or Reorganized Debtors to prepay the entire amount of the Allowed Priority Tax Claim.

4.3 Other Secured Claims (Class 3).

(a) Impairment and Voting. Class 3 is unimpaired by the Plan. Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Debtors or the Reorganized Debtors, (i) on the Effective Date or as soon thereafter as is practicable, each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable or (iii) each holder of an Allowed Other Secured Claim shall receive the Collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

4.4 Prepetition Credit Agreement Claims (Class 4).

(a) Impairment and Voting. Class 4 is unimpaired by the Plan. Each holder of a Prepetition Credit Agreement Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Prepetition Credit Agreement Claim shall be paid in full, in Cash, together with postpetition interest, on the Effective Date or as soon thereafter as is practicable.

4.5 Secured Note Claims (Class 5).

(a) Impairment and Voting. Class 5 is impaired by the Plan. Each holder of a Secured Note Claim is entitled to vote to accept or reject the Plan. The acceptance of the Plan by the holders of Secured Note Claims shall constitute agreement to waive the Secured Note Deficiency Claims as of the Effective Date.

(b) Distributions. Each holder of an Allowed Secured Note Claim shall (i) receive its Ratable Proportion of 2,500,000 shares of New Common Stock on the Effective Date or as soon thereafter as is practicable, (ii) have the right to participate in the Rights Offering to exercise such holder’s Ratable Proportion of 6,800,000 Subscription Rights on the terms and subject to the conditions of Article IX of the Plan and (iii) receive its Ratable Proportion of 100% of the beneficial interest in the Liquidating Trust (which shall be treated by all parties in accordance with section 5.11(m) of the Plan).

4.6 General Unsecured Silicon Graphics Claims (Class 6).

(a) Impairment and Voting. Class 6 is impaired by the Plan. Each holder of a General Unsecured Silicon Graphics Claim is entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that a holder of an Allowed General Unsecured Silicon Graphics Claim agrees to a different treatment, each holder of an Allowed General Unsecured Silicon Graphics Claim shall receive its Distribution Pro Rata Share of $9.0 million in Cash on each Distribution Date or as soon thereafter as is practicable. In any distribution made to the holder of an Allowed General Unsecured Silicon Graphics Claim, there shall be deducted from such distribution the amount of any distribution previously distributed to such holder on account of such Allowed General Unsecured Silicon Graphics Claim in any distribution made prior thereto. No distribution shall be made to holders of an Allowed Secured Note Claim on account of the Secured Note Deficiency Claim.

4.7 Cray Unsecured Debenture Claims (Class 7).

(a) Impairment and Voting. Class 7 is impaired by the Plan. Each holder of a Cray Unsecured Debenture Claim is entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Cray Unsecured Debenture Claim shall (i) have the right to participate in the Rights Offering to exercise such holder’s Ratable Proportion of 700,000 Subscription Rights on the terms and subject to the conditions of Article IX of the Plan and (ii) receive its Ratable Proportion of $1.2 million in Cash (less the reasonable fees and expenses, including reasonable fees and expenses of counsel, of the Indenture Trustee for the Cray Unsecured Debentures) on the Effective Date or as soon thereafter as is practicable.

4.8 Subordinated Securities Claims (Class 8).

(a) Impairment and Voting. Class 8 is impaired by the Plan. Each holder of a Subordinated Securities Claim is deemed to reject the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. Each holder of an Allowed Subordinated Securities Claim shall not receive or retain any interest or property under the Plan on account of such Allowed Subordinated Securities Claim. The treatment of Subordinated Securities Claims under the Plan is in accordance with and gives effect to the provisions of section 510(b) of the Bankruptcy Code.

4.9 Old Equity Interests (Class 9).

(a) Impairment and Voting. Class 9 is impaired by the Plan. Each holder of an Old Equity Interest is deemed to reject the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. On the Effective Date, the Old Equity Interests shall be cancelled and the holders of Old Equity Interests shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Old Equity Interests under the Plan.

4.10 General Unsecured SGI Federal Claims (Class 10).

(a) Impairment and Voting. Class 10 is unimpaired by the Plan. Each holder of an Allowed General Unsecured SGI Federal Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that a holder of an Allowed General Unsecured SGI Federal Claim agrees to a different treatment, each holder of an Allowed General Unsecured SGI Federal Claim shall receive Cash in an amount equal to such Allowed General Unsecured SGI Federal Claim on the later of the Effective Date and the date such Allowed General Unsecured SGI Federal Claim becomes an Allowed General Unsecured SGI Federal Claim, or as soon thereafter as is practicable.

4.11 SGI Federal Equity Interests (Class 11).

(a) Impairment and Voting. Class 11 is unimpaired by the Plan. Each holder of a SGI Federal Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. The SGI Federal Equity Interests will be unaltered.

4.12 General Unsecured SGI World Trade Claims (Class 12).

(a) Impairment and Voting. Class 12 is unimpaired by the Plan. Each holder of an Allowed General Unsecured SGI World Trade Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that a holder of an Allowed General Unsecured SGI World Trade Claim agrees to a different treatment, each holder of an Allowed General Unsecured SGI World Trade Claim shall receive Cash in an amount equal to such Allowed General Unsecured SGI World Trade Claim on the later of the Effective Date and the date such Allowed General Unsecured SGI World Trade Claim becomes an Allowed General Unsecured SGI World Trade Claim, or as soon thereafter as is practicable.

4.13 SGI World Trade Equity Interests (Class 13).

(a) Impairment and Voting. Class 13 is unimpaired by the Plan. Each holder of a SGI World Trade Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. The SGI World Trade Equity Interests will be unaltered.

4.14 General Unsecured Cray Research LLC Claims (Class 14).

(a) Impairment and Voting. Class 14 is unimpaired by the Plan. Each holder of an Allowed General Unsecured Cray Research LLC Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that a holder of an Allowed General Unsecured Cray Research LLC Claim agrees to a different treatment, each holder of an Allowed General Unsecured Cray Research LLC Claim shall receive Cash in an amount equal to such Allowed General Unsecured Cray Research LLC Claim on the later of the Effective Date and the date such Allowed General Unsecured Cray Research LLC Claim becomes an Allowed General Unsecured Cray Research LLC Claim, or as soon thereafter as is practicable.

4.15 Cray Research LLC Equity Interests (Class 15).

(a) Impairment and Voting. Class 15 is unimpaired by the Plan. Each holder of a Cray Research LLC Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. The Cray Research LLC Equity Interests will be unaltered.

4.16 General Unsecured SGI Real Estate Claims (Class 16).

(a) Impairment and Voting. Class 16 is unimpaired by the Plan. Each holder of an Allowed General Unsecured SGI Real Estate Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that a holder of an Allowed General Unsecured SGI Real Estate Claim agrees to a different treatment, each holder of an Allowed General Unsecured SGI Real Estate Claim shall receive Cash in an amount equal to such Allowed General Unsecured SGI Real Estate Claim on the later of the Effective Date and the date such Allowed General Unsecured SGI Real Estate Claim becomes an Allowed General Unsecured SGI Real Estate Claim, or as soon thereafter as is practicable.

4.17 SGI Real Estate Equity Interests (Class 17).

(a) Impairment and Voting. Class 17 is unimpaired by the Plan. Each holder of a SGI Real Estate Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. The SGI Real Estate Equity Interests will be unaltered.

4.18 General Unsecured Silicon Studio Claims (Class 18).

(a) Impairment and Voting. Class 18 is unimpaired by the Plan. Each holder of an Allowed General Unsecured Silicon Studio Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that a holder of an Allowed General Unsecured Silicon Studio Claim agrees to a different treatment, each holder of an Allowed General Unsecured Silicon Studio Claim shall receive Cash in an amount equal to such Allowed General Unsecured Silicon Studio Claim on the later of the Effective Date and the date such Allowed General Unsecured Silicon Studio Claim becomes an Allowed General Unsecured Silicon Studio Claim, or as soon thereafter as is practicable.

4.19 Silicon Studio Equity Interests (Class 19).

(a) Impairment and Voting. Class 19 is unimpaired by the Plan. Each holder of a Silicon Studio Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. The Silicon Studio Equity Interests will be unaltered.

4.20 General Unsecured Cray Research America Latina Claims (Class 20).

(a) Impairment and Voting. Class 20 is unimpaired by the Plan. Each holder of an Allowed General Unsecured Cray Research America Latina Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that a holder of an Allowed General Unsecured Cray Research America Latina Claim agrees to a different treatment, each holder of an Allowed General Unsecured Cray Research America Latina Claim shall receive Cash in an amount equal to such Allowed General Unsecured Cray Research America Latina Claim on the later of the Effective Date and the date such Allowed General Unsecured Cray Research America Latina Claim becomes an Allowed General Unsecured Cray Research America Latina Claim, or as soon thereafter as is practicable.

4.21 Cray Research America Latina Equity Interests (Class 21).

(a) Impairment and Voting. Class 21 is unimpaired by the Plan. Each holder of a Cray Research America Latina Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. The Cray Research America Latina Equity Interests will be unaltered.

4.22 General Unsecured Cray Research Eastern Europe Claims (Class 22).

(a) Impairment and Voting. Class 22 is unimpaired by the Plan. Each holder of an Allowed General Unsecured Cray Research Eastern Europe Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that a holder of an Allowed General Unsecured Cray Research Eastern Europe Claim agrees to a different treatment, each holder of an Allowed General Unsecured Cray Research Eastern Europe Claim shall receive Cash in an amount equal to such Allowed General

Unsecured Cray Research Eastern Europe Claim on the later of the Effective Date and the date such Allowed General Unsecured Cray Research Eastern Europe Claim becomes an Allowed General Unsecured Cray Research Eastern Europe Claim, or as soon thereafter as is practicable.

4.23 Cray Research Eastern Europe Equity Interests (Class 23).

(a) Impairment and Voting. Class 23 is unimpaired by the Plan. Each holder of a Cray Research Eastern Europe Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. The Cray Research Eastern Europe Equity Interests will be unaltered.

4.24 General Unsecured Cray Research India Claims (Class 24).

(a) Impairment and Voting. Class 24 is unimpaired by the Plan. Each holder of an Allowed General Unsecured Cray Research India Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that a holder of an Allowed General Unsecured Cray Research India Claim agrees to a different treatment, each holder of an Allowed General Unsecured Cray Research India Claim shall receive Cash in an amount equal to such Allowed General Unsecured Cray Research India Claim on the later of the Effective Date and the date such Allowed General Unsecured Cray Research India Claim becomes an Allowed General Unsecured Cray Research India Claim, or as soon thereafter as is practicable.

4.25 Cray Research India Equity Interests (Class 25).

(a) Impairment and Voting. Class 25 is unimpaired by the Plan. Each holder of a Cray Research India Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. The Cray Research India Equity Interests will be unaltered.

4.26 General Unsecured Cray Research International Claims (Class 26).

(a) Impairment and Voting. Class 26 is unimpaired by the Plan. Each holder of an Allowed General Unsecured Cray Research International Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that a holder of an Allowed General Unsecured Cray Research International Claim agrees to a different treatment, each holder of an Allowed General Unsecured Cray Research International Claim shall receive Cash in an amount equal to such Allowed General Unsecured Cray Research International Claim on the later of the Effective Date and the date such Allowed General Unsecured Cray Research International Claim becomes an Allowed General Unsecured Cray Research International Claim, or as soon thereafter as is practicable.

4.27 Cray Research International Equity Interests (Class 27).

(a) Impairment and Voting. Class 27 is unimpaired by the Plan. Each holder of a Cray Research International Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. The Cray Research International Equity Interests will be unaltered.

4.28 General Unsecured Cray Financial Claims (Class 28).

(a) Impairment and Voting. Class 28 is unimpaired by the Plan. Each holder of an Allowed General Unsecured Cray Financial Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that a holder of an Allowed General Unsecured Cray Financial Claim agrees to a different treatment, each holder of an Allowed General Unsecured Cray Financial Claim shall receive Cash in an amount equal to such Allowed General Unsecured Cray Financial Claim on the later of the Effective Date and the date such Allowed General Unsecured Cray Financial Claim becomes an Allowed General Unsecured Cray Financial Claim, or as soon thereafter as is practicable.

4.29 Cray Financial Equity Interests (Class 29).

(a) Impairment and Voting. Class 29 is unimpaired by the Plan. Each holder of a Cray Financial Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. The Cray Financial Equity Interests will be unaltered.

4.30 General Unsecured Cray Asia/Pacific Claims (Class 30).

(a) Impairment and Voting. Class 30 is unimpaired by the Plan. Each holder of an Allowed General Unsecured Cray Asia/Pacific Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that a holder of an Allowed General Unsecured Cray Asia/Pacific Claim agrees to a different treatment, each holder of an Allowed General Unsecured Cray Asia/Pacific Claim shall receive Cash in an amount equal to such Allowed General Unsecured Cray Asia/Pacific Claim on the later of the Effective Date and the date such Allowed General Unsecured Cray Asia/Pacific Claim becomes an Allowed General Unsecured Cray Asia/Pacific Claim, or as soon thereafter as is practicable.

4.31 Cray Asia/Pacific Equity Interests (Class 31).

(a) Impairment and Voting. Class 31 is unimpaired by the Plan. Each holder of a Cray Asia/Pacific Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. The Cray Asia/Pacific Equity Interests will be unaltered.

4.32 General Unsecured Paragraph Claims (Class 32).

(a) Impairment and Voting. Class 32 is unimpaired by the Plan. Each holder of an Allowed General Unsecured Paragraph Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that a holder of an Allowed General Unsecured Paragraph Claim agrees to a different treatment, each holder of an Allowed General Unsecured Paragraph Claim shall receive Cash in an amount equal to such Allowed General Unsecured Paragraph Claim on the later of the Effective Date and the date such Allowed General Unsecured Paragraph Claim becomes an Allowed General Unsecured Paragraph Claim, or as soon thereafter as is practicable.

4.33 Paragraph Equity Interests (Class 33).

(a) Impairment and Voting. Class 33 is unimpaired by the Plan. Each holder of a Paragraph Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. The Paragraph Equity Interests will be unaltered.

4.34 General Unsecured WTI Claims (Class 34).

(a) Impairment and Voting. Class 34 is unimpaired by the Plan. Each holder of an Allowed General Unsecured WTI Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. Except to the extent that a holder of an Allowed General Unsecured WTI Claim agrees to a different treatment, each holder of an Allowed General Unsecured WTI Claim shall receive Cash in an amount equal to such Allowed General Unsecured WTI Claim on the later of the Effective Date and the date such Allowed General Unsecured WTI Claim becomes an Allowed General Unsecured WTI Claim, or as soon thereafter as is practicable.

4.35 WTI Equity Interests (Class 35).

(a) Impairment and Voting. Class 35 is unimpaired by the Plan. Each holder of a WTI Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b) Distributions. The WTI Equity Interests will be unaltered.

ARTICLE V

MEANS OF IMPLEMENTATION

5.1 Settlement of Claims.

Pursuant to Bankruptcy Rule 9019, in consideration for the classification, distribution and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan as embodied in the Global Settlement, including, without limitation, all Claims and controversies regarding the subordination of the Cray Unsecured Debentures. All Plan distributions made to creditors holding Allowed Claims in any class are intended to be and shall be final, and no Plan distribution to the holder of a Claim in one class shall be subject to being shared with or reallocated to the holders of any Claim in another class by virtue of any prepetition collateral trust agreement, shared collateral agreement, subordination agreement, other similar inter-creditor arrangement or deficiency Claim.

5.2 Intercompany Claims.

Notwithstanding anything to the contrary herein, Intercompany Claims will be adjusted, continued or discharged to the extent determined appropriate by the Debtors or the Reorganized Debtors, in their sole discretion. Any such transaction may be effected on or subsequent to the Effective Date without any further action by the stockholders of any of the Debtors, the Debtors in Possession or the Reorganized Debtors.

5.3 Merger/Dissolution/Consolidation.

On or as of the Effective Date or as soon as practicable thereafter and without the need for any further action, the Reorganized Debtors may, with the prior consent of the Ad Hoc Committee (which consent shall not be unreasonably withheld), (a) cause any or all of the Reorganized Debtors or to be merged into one or more of the Reorganized Debtors, dissolved or otherwise consolidated, (b) cause the transfer of assets between or among the Reorganized Debtors or (c) engage in any other transaction in furtherance of the Plan.

5.4 Cancellation of Existing Securities and Agreements.

Except (a) as otherwise expressly provided in the Plan, (b) with respect to executory contracts or unexpired leases that have been assumed by the Debtors, (c) for purposes of evidencing a right to distributions under the Plan, or (d) with respect to any Claim that is reinstated and rendered unimpaired under the Plan, on the Effective Date, the Postpetition Financing Agreement, Prepetition Credit Agreement, Indentures and all notes issued thereunder, all Old Equity Interests and other instruments evidencing any Claims against the Debtors or Old Equity Interests shall be deemed automatically cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors thereunder shall be discharged.

5.5 Surrender of Existing Securities.

Each holder of the Senior Secured Convertible Notes, Senior Secured Notes and Cray Unsecured Debentures shall surrender such note(s) to the Indenture Trustee, or in the event such note(s) are held in the name of, or by a nominee of, the Depository Trust Company, the Disbursing Agent shall seek the cooperation of the Depository Trust Company to provide appropriate instructions to the Indenture Trustee. No distributions under the Plan shall be made for or on behalf of any such holder unless and until such note is received by the Indenture Trustee or appropriate instructions from the Depository Trust Company shall be received by the Indenture Trustee, or the loss, theft or destruction of such note is established to the reasonable satisfaction of the Indenture Trustee, which satisfaction may require such holder to (a) submit a lost instrument affidavit and an indemnity bond and (b) hold the Debtors, Reorganized Debtors, Disbursing Agent and Indenture Trustee harmless in respect of such note and any distributions made in respect thereof. Upon compliance with this section by a holder of any note, such holder shall, for all purposes under the Plan, be deemed to have surrendered such note. Any holder of Senior Secured Convertible Notes, Senior Secured Notes or Cray Unsecured Debentures that fails to surrender such note or satisfactorily explain its non-availability to the Indenture Trustee within one (1) year of the Effective Date shall be deemed to have no further Claim against the Debtors and the Reorganized Debtors (or their property) or the Indenture Trustee in respect of such Claim and shall not participate in any distribution under the Plan.

5.6 Incurrence of New Indebtedness.

The Reorganized Debtors’ entry into the Exit Facility and the incurrence of the indebtedness thereunder on the Effective Date is hereby authorized without the need for any further corporate action and without any further action by holders of Claims or equity interests; provided, however, that the consent of Lampe Conway, which consent shall not be unreasonably withheld, shall be required if the amount of borrowings outstanding under the Exit Facility exceed $100 million on the Effective Date.

5.7 Issuance of New Common Stock.

The issuance by Reorganized Silicon Graphics of the New Common Stock on the Effective Date is hereby authorized without the need for any further corporate action and without any further action by holders of Claims or equity interests. The New Common Stock shall consist of 25,000,000 authorized shares of Reorganized Silicon Graphics and shall be distributed as follows, subject to adjustment pursuant to section 6.10 of the Plan: 10,000,000 shares shall be issued and distributed to the holders of Allowed Secured Note Claims and Allowed Cray Unsecured Debenture Claims pursuant to Article IV of the Plan and the Rights Offering set forth in Article IX of the Plan; provided, however, that not more than 700,000 such shares shall be issued and distributed to holders of Allowed Cray Unsecured Debenture Claims; and further provided, however, that to the extent any portion of the 700,000 shares are not acquired by holders of Allowed Cray Unsecured Debenture Claims or Lampe Conway pursuant to the Lampe Conway Rights Offering Option, such shares shall be acquired by the Backstop Purchasers. The Overallotment Shares will be distributed to the Backstop Purchasers pursuant to section 9.6 of the Plan, and a certain number of shares not to exceed 10% of the New Common Stock will be distributed pursuant to the terms of the New Management Incentive Plan.

5.8 Exemption from Securities Laws.

To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the issuance under the Plan of the New Common Stock and the Subscription Rights will be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

5.9 Hart-Scott-Rodino Compliance.

Any shares of New Common Stock to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

5.10 Registration Rights Agreement.

On the Effective Date, Reorganized Silicon Graphics shall enter into the Registration Rights Agreement with each holder of at least 7.5% of the New Common Stock as of the Effective Date. Pursuant to the Registration Rights Agreement, Reorganized Silicon Graphics shall agree to register the resale of the shares of New Common Stock issued to any such holders in accordance with the requirements of the Securities Act of 1933, as amended. The Registration Rights Agreement shall provide that each holder owning at least 7.5% of the outstanding New Common Stock upon the Effective Date shall be entitled to two (2) demand rights and unlimited piggyback registration rights. In the event that any New Common Stock is not entitled to exemption from registration under the Securities Act of 1933, the holders thereof shall be entitled to unlimited piggyback registration rights.

5.11 The Liquidating Trust.

(a) Execution of Liquidating Trust Agreement. On or before the Effective Date, the Liquidating Trust Agreement shall be executed by the Debtors and the Trustee, and all other necessary steps shall be taken to establish the Liquidating Trust and the beneficial interests therein which shall be for the benefit of the holders of Allowed Secured Note Claims, as provided in section 4.5 of the Plan. In the event of any conflict between the terms of this section 5.11 and the terms of the Liquidating Trust Agreement, the terms of the Liquidating Trust Agreement shall govern. The Liquidating Trust Agreement may provide powers, duties and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties and authorities do not affect the status of the Liquidating Trust as a liquidating trust for United States federal income tax purposes.

(b) Purpose of the Liquidating Trust. The Liquidating Trust shall be established for the sole purpose of liquidating and distributing its assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

(c) Liquidating Trust Assets. The Liquidating Trust shall consist of the Liquidating Trust Assets. On the Effective Date, the Debtors shall transfer all of the Liquidating Trust Assets to the Liquidating Trust for the benefit of the holders of Allowed Secured Note Claims free and clear of all liens, claims and encumbrances, and no other entity, including the Reorganized Debtors, shall have any interest, legal, beneficial or otherwise, in the Liquidating Trust or the Liquidating Trust Assets upon their assignment and transfer to the Liquidating Trust. Such transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax. Upon delivery of the Liquidating Trust Assets to the Liquidating Trust, the Reorganized Debtors shall be released of all liability with respect to the delivery of such distributions.

(d) Governance of the Liquidating Trust. The Liquidating Trust shall be governed by the Trustee.

(e) The Trustee. The Trustee shall be designated by the Reorganized Debtors and the Ad Hoc Committee on the Effective Date. In the event the Trustee dies, is terminated or resigns for any reason, the Trust Advisory Board shall designate a successor, which must be reasonably acceptable to the Reorganized Debtors.

(f) Role of the Trustee. In furtherance of and consistent with the purpose of the Liquidating Trust and the Plan, the Trustee shall (i) have the power and authority to hold, manage and distribute the Liquidating Trust Assets, including prosecuting and resolving the Claims belonging to the Liquidating Trust, (ii) hold the Liquidating Trust Assets for the benefit of the holders of Allowed Secured Note Claims, and (iii) have the power and authority to hold, manage, and distribute Cash or non-Cash Liquidating Trust Assets obtained through the exercise of its power and authority. In all circumstances, the Trustee shall act in the best interests of all beneficiaries of the Liquidating Trust and in furtherance of the purpose of the Liquidating Trust.

(g) Nontransferability of Liquidating Trust Interests. The beneficial interests in the Liquidating Trust shall not be certificated and are not transferable.

(h) Cash. The Trustee may invest Cash (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Bankruptcy Code, provided, however, that such investments are investments permitted to be made by a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable Internal Revenue Service guidelines, rulings, or other controlling authorities.

(i) Distribution of Liquidating Trust Assets. At least annually, the Trustee shall make distributions to the beneficial holders of the Liquidating Trust of all Cash on hand (including any Cash received from the Debtors on the Effective Date, and treating as Cash for purposes of this section any permitted investments under section 5.11(h) of the Plan), except such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the Liquidating Trust Assets during liquidation, (ii) to pay reasonable expenses (including, but not limited to, any taxes imposed on the Liquidating Trust or in respect of the Liquidating Trust Assets), and (iii) to satisfy other liabilities incurred by the Liquidating Trust in accordance with this Plan or the Liquidating Trust Agreement.

(j) Costs and Expenses of the Liquidating Trust. The costs and expenses of the Liquidating Trust, including the fees and expenses of the Trustee and its retained professionals, shall be paid out of the Liquidating Trust Assets. Fees and expenses incurred in connection with the prosecution and settlement of any Claims shall be considered costs and expenses of the Liquidating Trust.

(k) Compensation of the Trustee. The individual(s) comprising the Trustee shall be entitled to reasonable compensation in an amount consistent with that of similar functionaries in similar roles.

(l) Retention of Professionals by the Trustee. The Trustee may retain and compensate counsel and other professionals to assist in its duties as Trustee on such terms as the Trustee deems appropriate without Bankruptcy Court approval. Without limiting the foregoing, the Trustee may retain any professional who represented parties in interest in the Reorganization Cases.

(m) Federal Income Tax Treatment of the Liquidating Trust.

(i) Liquidating Trust Assets Treated as Owned by Creditors. For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Trustee and the holders of Allowed Secured Note Claims) shall treat the transfer of the Liquidating Trust Assets to the Liquidating Trust for the benefit of the holders of Allowed Secured Note Claims as (A) a transfer of the Liquidating Trust Assets directly to the holders of Allowed Secured Note Claims followed by (B) the transfer by such holders to the Liquidating Trust of the Liquidating Trust Assets in exchange for beneficial interests in the Liquidating Trust. Accordingly, the holders of the Allowed Secured Note Claims shall be treated for federal income tax purposes as the grantors and owners of their respective share of the Liquidating Trust Assets.

(ii) Tax Reporting.

(a) The Trustee shall file returns for the Liquidating Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with this section 5.11(m)(ii). The Trustee shall also annually send to each holder of a beneficial interest a separate statement setting forth the holder’s share of items of income, gain, loss, deduction or credit and will instruct all such holders to report such items on their federal income tax returns or to forward the appropriate information to the beneficial holders with instructions to report such items on their federal income tax returns. The Trustee shall also file (or cause to be filed) any other statements, returns or disclosures relating to the Liquidating Trust that are required by any governmental unit. The trust’s taxable income, gain, loss, deduction or credit will be allocated to the holders of Allowed Secured Note Claim in accordance with their relative beneficial interests in the Liquidating Trust.

(b) As soon as possible after the Effective Date, the Trustee shall make a good faith valuation of the Liquidating Trust Assets, and such valuation shall be used consistently by all parties (including, without limitation, the Debtors, the Trustee and the holders of Allowed Secured Note Claims) for all federal income tax purposes.

(c) The Trustee shall be responsible for payments, out of the Liquidating Trust Assets, of any taxes imposed on the trust or its assets.

(d) The Trustee may request an expedited determination of taxes of the Liquidating Trust under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Liquidating Trust for all taxable periods through the dissolution of the Liquidating Trust.

(n) Dissolution. The Trustee and the Liquidating Trust shall be discharged or dissolved, as the case may be, at such time as (i) the Trustee determines, in its sole discretion, that the prosecution of the Liquidating Trust Assets is not likely to yield sufficient additional Liquidating Trust Proceeds to justify further pursuit and (ii) all distributions required to be made by the Trustee under the Plan and the Liquidating Trust Agreement have been made, but in no event shall the Liquidating Trust be dissolved later than three (3) years from the Effective Date unless the Bankruptcy Court, upon motion within the six month period prior to the third anniversary (or at least six (6) months prior to the end of an extension period), determines that a fixed period extension (not to exceed three years, together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets.

(o) Indemnification of Trustee. The Trustee or the individuals comprising the Trustee, as the case may be, and the Trustee’s agents and professionals, shall not be liable for actions taken or omitted in its capacity as, or on behalf of, the Trustee, except those acts arising out of its or their own willful misconduct or gross negligence, and each shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all of its actions or inactions in its capacity as, or on behalf of, the Trustee, except for any actions or inactions involving willful misconduct or gross negligence. Any indemnification claim of the Trustee (and the other parties entitled to indemnification under this subsection) shall be satisfied from the Liquidating Trust Assets. The Trustee shall be entitled to rely, in good faith, on the advice of its retained professionals.

ARTICLE VI

PROVISIONS GOVERNING VOTING AND DISTRIBUTIONS

6.1 Voting of Claims.

Each holder of an Allowed Claim in an impaired class of Claims as of the Voting Record Date that is entitled to vote on the Plan pursuant to Article III and Article IV of the Plan shall be entitled to vote separately to accept or reject the Plan, as provided in the Disclosure Statement Order.

6.2 Nonconsensual Confirmation.

If any impaired class of Claims entitled to vote shall not accept the Plan by the requisite statutory majority provided in section 1126(c) of the Bankruptcy Code, the Debtors reserve the right to amend the Plan in accordance with section 14.4 of the Plan or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both. With respect to the classes of Subordinated Securities Claims and Old Equity Interests, both of which are deemed to reject the Plan, the Debtors shall request that the Bankruptcy Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code.

6.3 Distributions On Account of General Unsecured Silicon Graphics Claims.

Distributions with respect to holders of Allowed General Unsecured Silicon Graphics Claims shall only be made on each Distribution Date; provided, however, that, if any Disputed General Unsecured Silicon Graphics Claim becomes Allowed subsequent to the Initial Distribution Date, the Reorganized Debtors may, in their sole discretion, make a distribution with respect to such Claim prior to a Distribution Date. All Allowed General Unsecured Silicon Graphics Claims held by a creditor shall be aggregated and treated as a single Claim. At the written request of the Reorganized Debtors or the Disbursing Agent, any creditor holding multiple Allowed General Unsecured Silicon Graphics Claims shall provide to the Reorganized Debtors or the Disbursing Agent, as the case may be, a single address to which any distributions shall be sent.

6.4 Date of Distributions.

In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

6.5 Disbursing Agent.

All distributions under the Plan shall be made by Reorganized Silicon Graphics as Disbursing Agent or such other entity designated by Reorganized Silicon Graphics as a Disbursing Agent. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized Silicon Graphics.

6.6 Rights and Powers of Disbursing Agent.

The Disbursing Agent shall be empowered to (a) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (b) make all distributions contemplated hereby, (c) employ professionals to represent it with respect to its responsibilities and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

6.7 Expenses of the Disbursing Agent.

Except as otherwise ordered by the Bankruptcy Court, any reasonable fees and expenses incurred by the Disbursing Agent (including, without limitation, taxes and reasonable attorneys’ fees and expenses) on or after the Effective Date shall be paid in Cash by the Reorganized Debtors in the ordinary course of business.

6.8 Delivery of Distributions.

(a) Last Known Address. Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim or Allowed Administrative Expense Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or its agents, as applicable, unless the Debtors or Reorganized Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a proof of Claim by such holder that contains an address for such holder different than the address of such holder as set forth on the Schedules. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use commercially reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then-current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interest in property shall be returned by the Disbursing Agent to the Reorganized Debtors and shall revert to Reorganized Silicon Graphics, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred.

(b) Distributions by Prepetition Agent. The Prepetition Agent shall be the Disbursing Agent for the Prepetition Credit Agreement Claims. Distributions under the Plan to holders of Allowed Prepetition Credit Agreement Claims shall be made by the Reorganized Debtors to the Prepetition Agent, which, in turn, shall make the distributions to the holders of such Allowed Claims. Upon delivery of the distributions set forth in section 4.4(b) of the Plan to the Prepetition Agent, the Reorganized Debtors shall be released of all liability with respect to the delivery of such distributions.

(c) Distributions by Indenture Trustee. The Indenture Trustee shall be the Disbursing Agent for the Secured Note Claims and the Cray Unsecured Debenture Claims. Distributions under the Plan to holders of Allowed Senior Secured Convertible Notes, Allowed Senior Secured Notes and Allowed Cray

Unsecured Debenture Claims shall be made by the Reorganized Debtors to the Indenture Trustee, which, in turn, shall make the distributions to the holders of such Allowed Claims. Upon delivery of the distributions set forth in Article IV of the Plan to the Indenture Trustee, the Reorganized Debtors shall be released of all liability with respect to the delivery of such distributions.

(d) Distribution Record Date. With respect to holders of all General Unsecured Claims against the Debtors, on the Distribution Record Date, the claims register shall be closed and any transfer of any Claim therein shall be prohibited. The Debtors and the Reorganized Debtors shall have no obligation to recognize any transfer of any such Claims occurring after the close of business after such date.

6.9 Manner of Payment.

At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

All distributions of Cash, New Common Stock and Subscription Rights, as applicable, to the creditors of the each of the Debtors under the Plan shall be made by, or on behalf of, the applicable Debtor. Reorganized Silicon Graphics shall make a capital contribution, either directly or indirectly, to the applicable Reorganized Debtor in an amount equal to the Cash to be distributed to the creditors of such Debtor, but only at such time as, and to the extent, the Cash is actually distributed to holders of Allowed Claims.

6.10 No Fractional Distributions.

No fractional shares of New Common Stock shall be distributed and no Cash shall be distributed in lieu of such fractional shares. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (a) fractions of one-half ( 1/2) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half ( 1/2) shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized shares of New Common Stock to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the foregoing rounding.

6.11 Cash Distributions.

No payment of Cash less than $100 shall be made to any holder of an Allowed Claim unless a request therefor is made in writing.

6.12 Setoffs and Recoupment.

The Debtors may, but shall not be required to, setoff against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim any Claims of any nature whatsoever that the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such Claim it may have against such claimant.

6.13 Allocation of Plan Distributions Between Principal and Interest.

To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

ARTICLE VII

PROCEDURES FOR TREATING DISPUTED

CLAIMS UNDER PLAN OF REORGANIZATION

7.1 Objections.

As of the Effective Date, objections to, and requests for estimation of, Administrative Expense Claims and Claims against the Debtors may be interposed and prosecuted only by the Reorganized Debtors. Such objections and requests for estimation shall be served on the respective claimant and filed with the Bankruptcy Court on or before the latest of (a) one hundred twenty (120) days after the Effective Date, (b) one hundred twenty (120) days after a proof of Claim has been filed with the claims agent appointed in the Reorganization Cases or (c) such later date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clauses (a) and (b) above.

7.2 No Distributions Pending Allowance.

Notwithstanding any other provision hereof, if any portion of a Administrative Expense Claim or Claim is Disputed, no payment or distribution provided hereunder shall be made on account of such Administrative Expense Claim or Claim unless and until such Disputed Claim or Disputed Administrative Expense Claim becomes Allowed.

7.3 Distributions After Allowance.

To the extent that a Disputed Claim or Disputed Administrative Expense Claim ultimately becomes an Allowed Claim or Allowed Administrative Expense Claim, distributions (if any) shall be made to the holder of such Allowed

Claim or Allowed Administrative Expense Claim in accordance with the provisions of the Plan. Except with respect to General Unsecured Silicon Graphics Claims, as soon as practicable after the date that the order or judgment of the Bankruptcy Court Allowing any Disputed Claim or Disputed Administrative Expense Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Administrative Expense Claim or Claim the distribution (if any) to which such holder is entitled under the Plan.

7.4 Resolution of Administrative Expense Claims and Claims.

On and after the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Administrative Expense Claims and Claims against the Debtors and to compromise, settle or otherwise resolve any Disputed Administrative Expense Claims and Disputed Claims against the Debtors without approval of the Bankruptcy Court, other than with respect to Administrative Expense Claims relating to compensation of professionals for fees and expenses incurred prior to the Confirmation Date.

7.5 Estimation of Claims.

The Debtors or the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any Contingent Claim, Unliquidated Claim or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether any of the Debtors or the Reorganized Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Contingent Claim, Unliquidated Claim or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors or the Reorganized Debtors may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

7.6 Interest.

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the holder of such Claim shall not be entitled to any interest thereon.

ARTICLE VIII

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1 Assumption or Rejection of Executory Contracts and Unexpired Leases.

Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtors and any person or entity shall be deemed rejected by the Debtors as of the Effective Date, except for any executory contract or unexpired lease (a) that has been assumed pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (b) as to which a motion for approval of the assumption of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date or (c) that is specifically designated as a contract or lease to be assumed on schedules 8.1(A) (executory contracts) or 8.1(B) (unexpired leases), which schedules shall be contained in the Plan Supplement and which shall be deemed to include all Customer Support Agreements; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend such schedules to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, either rejected or assumed as of the Effective Date. The Debtors shall provide notice of any such amendments to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on schedules 8.1(A) or (B) shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

8.2 Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases.

Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (a) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to section 8.1 of the Plan, (b) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assume and assign or reject the executory contracts and unexpired leases specified in section 8.1 of the Plan through the date of entry of an order approving the assumption, assumption and assignment or rejection of such executory contracts and unexpired leases and (c) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to section 8.1 of the Plan.

8.3 Inclusiveness.

Unless otherwise specified on schedules 8.1(A) or (B) of the Plan Supplement, each executory contract and unexpired lease listed or to be listed therein shall include any and all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on such schedule.

8.4 Cure of Defaults.

Except to the extent that different treatment has been agreed to by the non-debtor party or parties to any executory contract or unexpired lease to be assumed pursuant to section 8.1 of the Plan, the Debtors shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within at least twenty (20) days prior to the later of (a) the hearing on the Debtors’ motion for assumption or assumption and assignment and (b) the Confirmation Hearing, file with the Bankruptcy Court and serve by first class mail on each non-debtor party to such executory contracts or unexpired leases to be assumed pursuant to section 8.1 of the Plan, a notice, which shall list the cure amount as to each executory contract or unexpired lease to be assumed. The parties to such executory contracts or unexpired leases to be assumed or assumed and assigned by the Debtors shall have twenty (20) days from the date of service of such notice to file and serve any objection to the cure amounts listed by the Debtors. If there are any objections filed, the Bankruptcy Court shall hold a hearing on a date to be set by the Bankruptcy Court. Notwithstanding section 8.1 of the Plan, the Debtors shall retain their rights to reject any of their executory contracts or unexpired leases that are subject to a dispute concerning amounts necessary to cure any defaults through the Effective Date.

8.5 Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan.

Proofs of Claim for damages arising out of the rejection of an executory contract or unexpired lease must be filed with the Bankruptcy Court and served upon the attorneys for the Debtors on or before the date that is thirty (30) days after the later of (a) the date of service of notice of the Confirmation Date, (b) notice of modification to schedules 8.1(A) or (B) of the Plan Supplement (solely with respect to the party directly affected by such modification) or (c) the date of service of notice of such later rejection date that occurs as a result of a dispute concerning amounts necessary to cure any defaults (solely with respect to the party directly affected by such rejection). In the event that the rejection of an executory contract or unexpired lease by the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not evidenced by a timely filed proof of Claim, shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, or their properties or interests in property as agents, successors or assigns.

8.6 Indemnification Obligations.

Subject to the occurrence of the Effective Date, the obligations of the Debtors as of the Commencement Date to indemnify, defend, reimburse or limit the liability of directors, officers or employees who are directors, officers or employees of the Debtors on or after the Confirmation Date, respectively, against any claims or causes of action as provided in the Debtors’ certificates of incorporation, bylaws, other organizational documents or applicable law, shall survive confirmation of the Plan, remain unaffected thereby and not be discharged, irrespective of whether such indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before or after the Commencement Date.

8.7 Insurance Policies.

Notwithstanding anything contained in the Plan to the contrary, unless specifically rejected by order of the Bankruptcy Court, all of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto, are continued pursuant to the Final Insurance Order. Nothing contained in this section shall constitute or be deemed a waiver of any cause of action that the Debtors may hold against any entity, including, without limitation, the insurer, under any of the Debtors’ policies of insurance.

8.8 Retiree Benefits.

On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits of the Debtors (within the meaning of and subject to section 1114 of the Bankruptcy Code) for the duration of the period for which the Debtors had obligated themselves to provide such benefits and subject to the right of the Reorganized Debtors to modify or terminate such retiree benefits in accordance with the terms thereof.

ARTICLE IX

THE RIGHTS OFFERING

9.1 Issuance of Subscription Rights.

Each holder of an Allowed Secured Note Claim that was a holder as of the Secured Note Rights Offering Record Date shall receive Subscription Rights entitling such holder to purchase its Ratable Proportion, as of the Secured Note Rights Offering Record Date, of 6,800,000 shares of New Common Stock, which New Common Stock shall be issued on the Effective Date or as soon thereafter as is practicable. Each holder of an Allowed Cray Unsecured Debenture Claim that was a holder as of the Cray Unsecured Debenture Rights Offering Record Date, shall receive Subscription Rights entitling such holder to purchase its Ratable Proportion, as of the Cray Unsecured Debenture Rights Offering Record Date, of 700,000 shares of New Common Stock, which New Common Stock shall be issued on the Effective Date or as soon thereafter as is practicable. Holders of Allowed Secured Note Claims and

Allowed Cray Unsecured Debenture Claims, as of the applicable record dates, shall have the right, but not the obligation, to participate in the Rights Offering as provided herein.

9.2 Subscription Period.

The Rights Offering shall commence on the date Subscription Forms are mailed to holders of Allowed Secured Note Claims and Allowed Cray Unsecured Debenture Claims, which shall be no later than seven (7) Business Days after entry of the Disclosure Statement Order. Each holder of an Allowed Secured Note Claim and Allowed Cray Unsecured Debenture Claim intending to participate in the Rights Offering must affirmatively elect to exercise its Subscription Rights on or prior to the Subscription Expiration Date. After the Subscription Expiration Date and subject to the Lampe Conway Rights Offering Option, unexercised Subscription Rights shall be treated as acquired by the Backstop Purchasers and any exercise of such Subscription Rights by any entity other than the Backstop Purchasers shall be null and void and the Debtors shall not be obligated to honor any such purported exercise received by the Rights Offering Agent after the Subscription Expiration Date, regardless of when the documents relating to such exercise were sent.

9.3 Subscription Purchase Price.

Each holder of a Subscription Right shall be required to pay, on or prior to the Subscription Expiration Date, the Subscription Purchase Price for each share of New Common Stock to be issued thereunder.

9.4 Exercise of Subscription Rights.

In order to exercise Subscription Rights, each holder of an Allowed Secured Note Claim and Allowed Cray Unsecured Debenture Claim must: (a) be a holder as of the Secured Note Rights Offering Record Date or the Cray Unsecured Debenture Rights Offering Record Date, as applicable, (b) return a duly completed Subscription Form to the Rights Offering Agent so that such form is actually received by the Rights Offering Agent on or before the Subscription Expiration Date and (c) pay to the Rights Offering Agent on or before the Subscription Expiration Date the Subscription Purchase Price multiplied by the number of shares of New Common Stock it seeks to purchase in accordance with the wire instructions set forth on the Subscription Form or by bank or cashier’s check delivered to the Rights Offering Agent together with the Subscription Form. If, on or prior to the Subscription Expiration Date, the Rights Offering Agent for any reason does not receive from a given holder of Subscription Rights both a duly completed Subscription Form and immediately available funds as set forth above, such holder shall be deemed to have relinquished and waived its right to participate in the Rights Offering. The payments made in accordance with the Rights Offering shall be deposited and held by the Rights Offering Agent in the Rights Offering Trust Account. The Rights Offering Trust Account will be maintained by the Rights Offering Agent for the purpose of holding the money for administration of the Rights Offering until the Effective Date or such other later date, at the option of the Reorganized Debtors. The Rights Offering Agent shall not use such funds for any other purpose and shall not encumber or permit such funds to be encumbered with any Lien or similar encumbrance.

Each holder of an Allowed Secured Note Claim or Allowed Cray Unsecured Debenture Claim, as of the applicable record dates, may exercise all or any portion of such holder’s Subscription Rights pursuant to the Subscription Form. The valid exercise of Subscription Rights shall be irrevocable. In order to facilitate the exercise of the Subscription Rights, on the commencement date of the Rights Offering, the Debtors will mail the Subscription Form to each holder of an Allowed Secured Note Claim as of the Secured Note Rights Offering Record Date and each holder of an Allowed Cray Unsecured Debenture Claim as of the Cray Unsecured Debenture Rights Offering Record Date together with appropriate instructions for the proper completion, due execution and timely delivery of the Subscription Form, as well as instructions for payment. The Debtors may adopt such additional detailed procedures consistent with the provisions of this Article IX to more efficiently administer the exercise of the Subscription Rights.

9.5 Transfer Restriction; Revocation.

The Subscription Rights are not transferable. Any such transfer or attempted transfer is null and void and the Debtors will not treat any purported transferee as the holder of any Subscription Rights. Once the holder of an Allowed Secured Note Claim or Allowed Cray Unsecured Debenture Claim has properly exercised its Subscription Rights, such exercise will not be permitted to be revoked.

9.6 Lampe Conway Rights Offering Option.

Pursuant to the Global Settlement, any amount of New Common Stock not purchased pursuant to the Subscription Rights issued to holders of Allowed Cray Unsecured Debenture Claims may be purchased by Lampe Conway, prior to the Backstop Purchasers, in accordance with the terms and subject to the conditions of the Lampe Conway Rights Offering Common Stock Purchase Agreement. Lampe Conway shall notify the Debtors in writing on or before five (5) days after the deadline to exercise such Subscription Rights if it elects to purchase the shares of New Common Stock not purchased pursuant to the Subscription Rights issued to holders of Allowed Cray Unsecured Debenture Claims and the amount thereof it so elects. Lampe Conway shall pay to the Rights Offering Agent, by wire transfer in immediately available funds prior to the Effective Date, Cash in an amount equal to the Subscription Purchase Price multiplied by the number of shares of New Common Stock it intends to purchase pursuant to the Lampe Conway Rights Offering Option. The Rights Offering Agent shall deposit such payment into the Rights Offering Trust Account. Any shares of New Common Stock not timely purchased and paid for by Lampe Conway pursuant to the Lampe Conway Rights Offering Option shall be purchased pursuant to the Backstop Commitment Agreement.

9.7 Backstop of the Rights Offering.

Any amount of New Common Stock not purchased pursuant to the Subscription Rights issued to the holders of Allowed Secured Note Claims and Allowed Cray Unsecured Debenture Claims and the Lampe Conway Rights Offering Option shall be purchased by the Backstop Purchasers pursuant to the terms and subject to the conditions of the Backstop Commitment Agreement at the same price provided in the Rights Offering. Pursuant to the terms and subject to the conditions of the Backstop Commitment Agreement, the Backstop Purchasers shall pay to the Rights Offering Agent, by wire transfer in immediately available funds prior to the Effective Date, Cash in an amount equal to the Subscription Purchase Price multiplied by the number of shares of New Common Stock not purchased pursuant to the Subscription Rights issued to the holders of Allowed Secured Note Claims. The Rights Offering Agent shall deposit such payment into the Rights Offering Trust Account.

In consideration for their agreement to backstop the Rights Offering, the Backstop Purchasers shall receive the Backstop Fee and Subscription Rights to purchase the Overallotment Shares, the allocation of which is set forth in the Backstop Commitment Agreement.

9.8 Distribution of the New Common Stock.

On the Effective Date or as soon as reasonably practicable thereafter, the Rights Offering Agent shall distribute or cause to be distributed the New Common Stock purchased pursuant to the Rights Offering.

9.9 No Interest.

No interest shall be paid to entities exercising Subscription Rights on account of amounts paid in connection with such exercise.

9.10 Exercise of Subscription Rights.

All questions concerning the timeliness, viability, form and eligibility of any exercise of Subscription Rights shall be determined by the Debtors, whose good-faith determinations shall be final and binding. The Debtors, in their reasonable discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such times as they may determine, or reject the purported exercise of any Subscription Rights. Subscription Forms shall be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as the Debtors determine in their reasonable discretion. The Debtors will use commercially reasonable efforts to give notice to any holder of Subscription Rights regarding any defect or irregularity in connection with any purported exercise of Subscription Rights by such holder and may permit such defect or irregularity to be cured within such time as they may determine in good faith to be appropriate; provided, however, that neither the Debtors nor the Disbursing Agent shall incur any liability for failure to give such notification.

ARTICLE X

CORPORATE GOVERNANCE AND MANAGEMENT OF THE

REORGANIZED DEBTORS

10.1 General.

On the Effective Date, the management, control and operation of Reorganized Silicon Graphics and the other Reorganized Debtors shall become the general responsibility of the New Boards of each Reorganized Debtor, respectively.

10.2 New Organizational Documents.

Each of the Reorganized Debtors shall be deemed to have adopted its respective New Organizational Documents effective as of the Effective Date. On the Effective Date, or as soon thereafter as practicable, the Reorganized Debtors shall file their New Organizational Documents, as required or deemed appropriate, with the appropriate Persons in their respective jurisdictions of incorporation or establishment. The New Organizational Documents, to the extent applicable, shall prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code.

10.3 New Boards of the Reorganized Debtors.

On the Effective Date, the operation of Reorganized Silicon Graphics shall become the general responsibility of its New Board, subject to, and in accordance with, its New Organizational Documents. The initial New Board of Reorganized Silicon Graphics shall consist of five members, who shall be selected by the Ad Hoc Committee in consultation with the Debtors. The initial members of the New Boards of the Reorganized Debtors, together with biographical information, shall be set forth in the Plan Supplement.

10.4 Officers of the Reorganized Debtors.

The officers of the Debtors immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Debtors on and after the Effective Date. Such officers shall serve in accordance with applicable non-bankruptcy law, any employment agreement entered into with the Reorganized Debtors on or after the Effective Date and the New Organizational Documents.

10.5 Management Incentive Plan.

On the Effective Date, Reorganized Silicon Graphics shall be deemed to have adopted the Management Incentive Plan. The solicitation of votes on the Plan shall include, and be deemed to be, a solicitation for approval of the Management Incentive Plan. Entry of the Confirmation Order shall constitute such approval.

10.6 New Management Agreements.

On the Effective Date, Reorganized Silicon Graphics shall enter into the New Management Agreements.

ARTICLE XI

CONDITIONS PRECEDENT TO EFFECTIVE DATE

11.1 Conditions Precedent to Effectiveness.

The Effective Date shall not occur and the Plan shall not become effective unless and until the following conditions are satisfied in full or waived in accordance with section 11.2 of the Plan:

(a) The Confirmation Order, in form and substance acceptable to the Debtors, shall have been entered and is a Final Order;

(b) The conditions precedent to the effectiveness of the Exit Facility and the Backstop Commitment Agreement are satisfied or waived by the parties thereto and the Reorganized Debtors have access to funding under the Exit Facility;

(c) Allowed General Unsecured SGI Federal Claims and Allowed General Unsecured SGI World Trade Claims shall not aggregate more than $1,000,000;

(d) All actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan are effected or executed and delivered, as applicable, in form and substance satisfactory to the Debtors; and

(e) All authorizations, consents and regulatory approvals, if any, required by the Debtors in connection with the consummation of the Plan are obtained and not revoked.

11.2 Waiver of Conditions.

Each of the conditions precedent in section 11.1 hereof may be waived, in whole or in part, by the Debtors with the prior consent of the Ad Hoc Committee (which consent shall not be unreasonably withheld). Any such waivers may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action.

11.3 Satisfaction of Conditions.

Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. In the event that one or more of the conditions specified in section 11.1 of the Plan have not occurred or otherwise been waived pursuant to section 11.2 of the Plan, (a) the Confirmation Order shall be vacated, (b) the Debtors and all holders of Claims and interests including any Old Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (c) the Debtors’ obligations with respect to Claims and equity interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or equity interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

ARTICLE XII

EFFECT OF CONFIRMATION

12.1 Vesting of Assets.

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, the Debtors, their properties and interests in property and their operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and all property of the estates of the Debtors shall vest in the Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided in the Plan. From and after the Effective Date, the Reorganized Debtors may operate their business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, subject to the terms and conditions of the Plan.

12.2 Binding Effect.

Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Old Equity Interest in, the Debtors and such holder’s respective successors and assigns, whether or not the Claim or interests including any Old Equity Interest of such holder is impaired under the Plan, whether or not such holder has accepted the Plan and whether or not such holder is entitled to a distribution under the Plan.

12.3 Discharge of Claims and Termination of Equity Interests.

Except as provided in the Plan, the rights afforded in and the payments and distributions to be made under the Plan shall terminate all Old Equity Interests and discharge all existing debts and Claims of any kind, nature or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as provided in the Plan, upon the Effective Date, all existing Claims against the Debtors and Old Equity Interests shall be, and shall be deemed to be, discharged and terminated, and all holders of such Claims and Old Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors or assignees or any of their assets or properties, any other or further Claim or Old Equity Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Old Equity Interest and whether or not the facts or legal bases therefore were known or existed prior to the Effective Date.

12.4 Discharge.

Upon the Effective Date, in consideration of the distributions to be made under the Plan and except as otherwise expressly provided in the Plan, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Old Equity Interest and any Affiliate of such holder shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Old Equity Interests, rights and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Old Equity Interest in the Debtors.

12.5 Injunction or Stay.

Except as otherwise expressly provided herein or in the Confirmation Order, all Persons or entities who have held, hold or may hold Claims against or Old Equity Interests in are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Old Equity Interest against any of the Reorganized Debtors, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against any Reorganized Debtor with respect to such Claim or Old Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against any Reorganized Debtor or against the property or interests in property of any Reorganized Debtor with respect to such Claim or Old Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due to any Reorganized Debtor or against the property or interests in property of any Reorganized Debtor with respect to such Claim or Old Equity Interest and (e) pursuing any claim released pursuant to this Article XII of the Plan.

12.6 Terms of Injunction or Stay.

Unless otherwise provided in the Confirmation Order, all injunctions or stays arising under or entered during the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, that are in existence on the Confirmation Date shall remain in full force and effect until the Effective Date.

12.7 Exculpation.

Notwithstanding anything herein to the contrary, as of the Effective Date, none of the Debtors, the lenders party to the Postpetition Financing Agreement, the Backstop Purchasers, the Creditors’ Committee, Lampe Conway and the Ad Hoc Committee and their respective officers, directors, members, employees, accountants, financial advisors, investment bankers, agents, restructuring advisors and attorneys and representatives (but solely in their capacities as such) shall have or incur any liability for any Claim, cause of action or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the Reorganization Cases, the formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Reorganization Cases, the Plan, the Disclosure Statement or any contract, instrument, document or other agreement related thereto; provided, however, that the foregoing shall not affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence.

12.8 Releases.

Effective as of the Confirmation Date but subject to the occurrence of the Effective Date, and in consideration of the services of (a) the present and former directors, officers, members, employees, affiliates, agents, financial advisors, restructuring advisors, attorneys and representatives of or to the Debtors who acted in such capacities after the Commencement Date; (b) the lenders party to the Postpetition Financing Agreement; (c) the Backstop Purchasers; (d) the Ad Hoc Committee; (e) each Indenture Trustee; (f) the Creditors’ Committee; (g) Lampe Conway and (h) the holder of the Allowed Secured Note Claims, (x) the Debtors; (y) each holder of a Claim that votes to accept the Plan (or is deemed to accept the Plan) and (z) to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, each holder of a Claim that does not vote to accept the Plan, shall release unconditionally and forever each present or former director, officer, member, employee, affiliate, agent, financial advisor, restructuring advisor, attorney and representative (and their respective affiliates) of the Debtors who acted in such capacity after the Commencement Date, the lenders party to the Postpetition Financing Agreement, the Backstop Purchasers, the Ad Hoc Committee, each Indenture Trustee, the Creditors’ Committee, Lampe Conway, each holder of an Allowed Secured Note Claim and each of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, parent corporations, subsidiaries, partners, affiliates and representatives from any and all Claims or causes of action whatsoever in connection with, related to, or arising out of the Reorganization Cases, the pursuit of confirmation of the Plan, the consummation thereof, the administration thereof or the property to be distributed thereunder; provided, however, that the foregoing shall not operate as a waiver of or release from any causes of action arising out of the willful misconduct or gross negligence of any such person or entity.

12.9 Avoidance Actions/Objections.

Other than any releases granted herein, by the Confirmation Order and by Final Order of the Bankruptcy Court, as applicable, from and after the Effective Date, pursuant to the Global Settlement, the Reorganized Debtors shall have the right to prosecute any and all avoidance actions, recovery causes of action and objections to Claims under sections 105, 502, 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtors or Debtors in Possession against those entities or individuals identified in schedule 12.9 of the Plan Supplement.

ARTICLE XIII

RETENTION OF JURISDICTION

The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Reorganization Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation:

(a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, the allowance of Claims and Administrative Expense Claims resulting therefrom and any disputes with respect to executory contracts or unexpired leases relating to facts and circumstances arising out of or relating to the Reorganization Cases;

(b) To determine any and all adversary proceedings, applications and contested matters;

(c) To hear and determine all applications for compensation and reimbursement of expenses under sections 330, 331 and 503(b) of the Bankruptcy Code;

(d) To hear and determine any timely objections to, or requests for estimation of Disputed Administrative Expense Claims and Disputed Claims, in whole or in part;

(e) To resolve disputes as to the ownership of any Administrative Expense Claim, Claim or Old Equity Interest;

(f) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(g) To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(h) To consider any amendments to or modifications of the Plan or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(i) To hear and determine disputes or issues arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, any agreement, instrument, or other document governing or relating to any of the foregoing or any settlement approved by the Bankruptcy Court;

(j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code (including, without limitation, any request by the Debtors prior to the Effective Date or request by the Reorganized Debtors after the Effective Date for an expedited determination of tax under section 505(b) of the Bankruptcy Code);

(k) To hear and determine all disputes involving the existence, scope, nature or otherwise of the discharges, releases, injunctions and exculpations granted under the Plan, the Confirmation Order or the Bankruptcy Code;

(l) To issue injunctions and effect any other actions that may be necessary or appropriate to restrain interference by any person or entity with the consummation, implementation or enforcement of the Plan, the Confirmation Order or any other order of the Bankruptcy Court;

(m) To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(n) To hear and determine any rights, Claims or causes of action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal or state statute or legal theory;

(o) To recover all assets of the Debtors and property of the Debtors’ estates, wherever located;

(p) To enter a final decree closing the Reorganization Cases; and

(q) To hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

14.1 Effectuating Documents and Further Transactions.

On or before the Effective Date, and without the need for any further order or authority, the Debtors shall file with the Bankruptcy Court or execute, as appropriate, such agreements and other documents that are in form and substance satisfactory to them as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Reorganized Debtors are authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

14.2 Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributed thereon, any party issuing any instrument or making any distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding and other tax obligations, on account of such distribution. Any party issuing any instrument or making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

14.3 Corporate Action.

On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of one or more of the Debtors or Reorganized Debtors, including, without limitation, the authorization to issue or cause to be issued the New Common Stock and the Subscription Rights, the effectiveness of the New Organizational Documents, the election or appointment, as the case may be, of directors and officers of the Reorganized Debtors pursuant to the Plan and the authorization and approval of the New Management Agreements, shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors or the Reorganized Debtors are incorporated, without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtors. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file their amended certificates of incorporation with the Secretary of State of the state in which each such entity is (or will be) organized, in accordance with the applicable general business law of each such jurisdiction.

14.4 Modification of Plan.

Subject to the prior consent of the Ad Hoc Committee (which consent shall not be unreasonably withheld) and as otherwise provided for in the Global Settlement, alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code and the Debtors shall have complied with section 1125 of the Bankruptcy Code. Subject to the prior consent of the Ad Hoc Committee (which consent shall not be unreasonably withheld), the Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan of Reorganization without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or equity interests.

14.5 Revocation or Withdrawal of the Plan.

The Debtors reserve the right to revoke or withdraw the Plan, in whole or in part, prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan in whole prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Old Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors. The Debtors reserve the right to withdraw the Plan with respect to any Debtors and proceed with confirmation of the Plan with respect to any other Debtors. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims against or equity interests in such Debtors withdrawn from the Plan or any other person or to prejudice in any manner the rights of such Debtors or any person in any further proceedings involving such withdrawn Debtors.

14.6 Plan Supplement.

The Plan Supplement and the documents contained therein shall be in form, scope and substance satisfactory to the Debtors, and shall be filed with the Bankruptcy Court no later than five (5) Business Days before the deadline for voting to accept or reject the Plan, provided that the documents included therein may thereafter be amended and supplemented prior to execution upon notice to and consultation with the Creditors’ Committee and Lampe Conway, where reasonably necessary. The Plan Supplement and the documents contained therein are incorporated into and made a part of the Plan as if set forth in full herein.

14.7 Payment of Statutory Fees.

All fees payable under section 1930 of chapter 123 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

14.8 Post-Confirmation Date Professional Fees and Expenses.

From and after the Confirmation Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the Reorganized Debtors.

14.9 Dissolution of the Creditors’ Committee.

On the Effective Date, the Creditors’ Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Reorganization Cases, and the retention or employment of the Creditors’ Committee’s attorneys, accountants and other agents, if any, shall terminate other than for purposes of filing and prosecuting applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith.

14.10 Indenture Trustee as Claim Holder.

Consistent with Bankruptcy Rule 3003(c), the Reorganized Debtors shall recognize proofs of Claim timely filed by any Indenture Trustee in respect of any Claims under the Indentures. Accordingly, any Claim, proof of which is filed by the registered or beneficial holder of a Claim, is disallowed as duplicative of the Claim of the applicable Indenture Trustee, without any further action of the Bankruptcy Court.

14.11 Exemption from Transfer Taxes.

Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under or in connection with the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, the New Common Stock, the Subscription Rights, the Exit Facility, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

14.12 Expedited Tax Determination.

The Debtors and the Reorganized Debtors are authorized to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for any or all returns filed for, or on behalf of, the Debtors for any and all taxable periods (or portions thereof) ending after the Commencement Date through and including the Effective Date.

14.13 Exhibits/Schedules.

All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

14.14 Substantial Consummation.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

14.15 Severability of Plan Provisions.

In the event that, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.

14.16 Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit), the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to its principles of conflict of laws.

14.17 Notices.

All notices, requests and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Silicon Graphics, Inc.

1200 Crittenden Lane

Mountain View, California 94043

Attn: Barry Weinert, Esq.

Title: VP, General Counsel

Telephone: (650) 933-4925

Telecopier: (650) 933-0298

- and -

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attn: Gary T. Holtzer, Esq.

            Stephen A. Youngman, Esq.

            Shai Y. Waisman, Esq.

Telephone: (212) 310-8000

Telecopier: (212) 310-8007

Dated: June 30, 2006

Respectfully submitted,
SILICON GRAPHICS, INC.
SILICON GRAPHICS FEDERAL, INC.
SILICON GRAPHICS WORLD TRADE CORPORATION
CRAY RESEARCH, L.L.C.
SILICON GRAPHICS REAL ESTATE, INC.
SILICON STUDIO, INC.
CRAY RESEARCH AMERICA LATINA LTD.
CRAY RESEARCH EASTERN EUROPE LTD.
CRAY RESEARCH INDIA LTD.
CRAY RESEARCH INTERNATIONAL, INC.
CRAY FINANCIAL CORPORATION
CRAY ASIA/PACIFIC, INC.
PARAGRAPH INTERNATIONAL, INC.
WTI DEVELOPMENT, INC.

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	Senior Vice President and
Chief Financial Officer